SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

November 18, 2003

STATEFED FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-22790	42-1410788
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

13523 University Avenue, Clive, Iowa	50325
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 223-8484

N/A

(Former name or former address, if changed since last Report)

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ITEM 5. OTHER EVENTS.

               On November 18, 2003, StateFed Financial Corporation, a Delaware corporation ("StateFed"), and Liberty Bank, F.S.B., a federal stock savings bank ("Liberty"), issued a joint press release announcing the execution of a definitive agreement by and between StateFed and Liberty (the "Merger Agreement").

               Pursuant to the Merger Agreement, each issued and outstanding share of StateFed common stock, par value $0.01 (other than dissenting shares), shall be converted into and represent the right to receive $13.47 in cash. The receipt of cash by the stockholders of StateFed in the Merger will be a taxable event for the stockholders.

               Consummation of the Merger is subject to various conditions, including: (1) receipt of approval by the stockholders of StateFed; (2) receipt of requisite regulatory approvals; and (3) satisfaction of certain other conditions.

               The Merger Agreement and the press release announcing the Merger issued on November 18, 2003 are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and its qualified in its entirety by reference to such agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                  (c) Exhibits:

Exhibit Number	Description

2	Agreement and Plan of Merger dated as of November 18, 2003, between StateFed and Liberty, excluding exhibits thereto.

20	Press Release issued on November 18, 2003 with respect to the Merger Agreement.(1)

_______________
(1)    Incorporated by reference from a filing made pursuant to Rule 14a-12 with the Securities and Exchange Commission on November 24, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STATEFED FINANCIAL CORPORATION

Date: November 24, 2003	By: /s/ Andra K. Black Andra K. Black, Executive Vice President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2	Agreement and Plan of Merger dated as of November 18, 2003, between StateFed and Liberty, excluding exhibits thereto.